Exhibit 10.18

FIRST AMENDMENT

TO

BECKMAN COULTER, INC.

BENEFIT EQUITY TRUST AGREEMENT

This FIRST AMENDMENT TO BECKMAN COULTER, INC. BENEFIT EQUITY TRUST AGREEMENT is entered into as of February 23, 2009 (“Amendment”), by and between Beckman Coulter, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, N.A., a national banking association organized under the law of the United States of America (the “Trustee”), and shall serve to amend the Beckman Coulter, Inc. Benefit Equity Trust Agreement entered into as of October 5, 2004 between the Company and Trustee (the “Agreement”).

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Schedule A of the Agreement is deleted and replaced with Schedule A attached hereto.

2. Except as specifically amended hereby, all terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean the Agreement as amended by this Amendment. Capitalized terms used without definition in this Amendment shall have the meanings ascribed to them in the Agreement.

3. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

4. This Amendment shall be construed in accordance with the laws of the State of California and the obligations, rights, and remedies of the parties under this Amendment shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Beckman Coulter, Inc. Benefit Equity Trust Agreement to be duly executed by their authorized officers as of the date first set forth above.

BECKMAN COULTER, INC.		WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Roger Plotkin	By:	/s/ Chris Gold
Name:	Roger Plotkin	Name:	Chris Gold
Title:	Vice President and Treasurer	Title:	Vice President

SCHEDULE A

BECKMAN COULTER, INC.

BENEFIT EQUITY FUND

WELLS FARGO BANK, N.A. TRUSTEE

LIST OF PLANS

Beckman Coulter, Inc. Stock Option Plan for Non-Employee Directors

Beckman Coulter, Inc. 1998 Incentive Compensation Plan

Beckman Coulter, Inc. 2004 Long-Term Performance Plan

Beckman Coulter 2007 Long-Term Performance Plan

Beckman Coulter, Inc. Employees’ Stock Purchase Plan (U.S. and Canada)

Beckman Coulter, Inc. Savings Plan

Beckman Coulter, Inc. Option Gain Deferral Program